UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): February 22, 2002


Commission file number  0-27074
                        -------

                          SECURE COMPUTING CORPORATION
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             (Exact name of registrant as specified in its charter)


                Delaware                                    52-1637226
                --------                                    ----------
    (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                     identification no.)


           4810 Harwood Road,                                 95124
             San Jose, CA                                     -----
(Address of principal executive offices)                    (Zip code)

                                 (408) 979-6100
                                ----------------
               Registrant's telephone number, including area code

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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Item 2.  ACQUISITION OF ASSETS.

         On February 22, 2002, Secure Computing Corporation ("Secure"), completed its acquisition of the Gauntlet(TM) firewall and VPN business from Network Associates Inc. ("NAI") in accordance with the Asset Purchase Agreement, dated February 12, 2002. The assets acquired consist primarily of accounts receivable, end-user and third party software licenses, intellectual property, technology, inventory, and hardware. We plan to continue to evolve our firewall product lines, eventually melding features of both Sidewinder and Gauntlet into one breakthrough hybrid firewall offering. This will follow the normal course of product development and product life cycles.

         In connection with the acquisition, Secure issued a total of 300,354 shares of its Common Stock. The total purchase price including transaction costs and assumed net liabilities was approximately $5,000,000 million. The amount and type of consideration was determined on the basis of arm's length negotiations between Secure and NAI. The principle used to determine the amount of consideration issued was the negotiated fair market value of the securities. There is no material relationship between or among any of the officers, directors, affiliates and shareholders of NAI and their respective associates, and the officers, directors, affiliates and shareholders of Secure, or their respective associates.


Item 7.  EXHIBITS.

    2.1      Asset Purchase Agreement dated February 12, 2002
    2.2      First Amendment to Asset Purchase Agreement dated February 22, 2002
    99.1     Press Release dated February 26, 2002


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                          SECURE COMPUTING CORPORATION

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         SECURE COMPUTING CORPORATION


DATE: March 8, 2002                      By: /s/Timothy J. Steinkopf
                                             -----------------------------------
                                             Timothy J. Steinkopf,
                                             Senior Vice President of Operations
                                              and Chief Financial Officer
                                              (Duly authorized officer and
                                              Principal Financial Officer)


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                                  EXHIBIT INDEX


Exhibit         Description                                 Page
-------         -----------                                 ----

2.1             Asset Purchase Agreement dated
                February 26, 2002                           Filed electronically

2.2             First Amendment to Asset Purchase
                Agreement Dated February XX, 2002           Filed electronically

99.1            Press Release dated February 26, 2002       Filed electronically


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